EXHIBIT 99.2

1PM Industries Announces 40% Reduction in Authorized Shares

Beverly Hills, California, February 8, 2016 – 1PM Industries, Inc. (OTC: OPMZ) announced today that the Company has reduced the authorized common shares by 40% from 200 Million to 120 Million authorized shares.

Joseph Wade, CEO of 1PM Industries states, "We have taken the necessary steps to initiate this reduction in order to further tighten our share structure and continue to create shareholder value.  With the launch of our products in dispensaries in January, we feel that by reducing our authorized share count will have a more positive appeal to the investment community at large."

About 1PM Industries.

1PM Industries is a Colorado corporation. The Company's business focuses on the sale and distribution of medical marijuana under the brand award winning Von Baron Farms.

Notice Regarding Forward-Looking Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual and interim reports.

Contacts

1PM Industries, Inc.

(424) 253-9991

info@1pmindustries.com